Exhibit 23.1
February 12, 2025

CONSENT OF QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), consents to:

•the public filing by the Company and use of:

1.the technical report titled “SEC Technical Report Summary Prefeasibility Study Salar de Atacama Region II, Chile” (the “Salar de Atacama Technical Report Summary”), with an effective date of June 30, 2024 and dated February 8, 2025; and

2.the technical report titled “SEC Technical Report Summary Prefeasibility Study Silver Peak Lithium Operation Nevada, USA” (the “Silver Peak Technical Report Summary” and together with the Salar de Atacama Technical Report Summary, the “Technical Report Summaries”), with an effective date of June 30, 2024 and dated February 8, 2025 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as exhibits to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K.

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statement on Form S-3 (No. 333-269815) and the Registration Statements on Form S-8 (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and Registration Statements.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SRK certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.